UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015
NuStar GP Holdings, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-32940	85-0470977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West San Antonio, Texas 78257
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On July 19, 2006, NuStar GP Holdings, LLC (the “Company”) entered into a Rights Agreement with Computershare Investor Services, LLC (as amended by that certain Amendment No. 1 to the Rights Agreement, dated effective as of February 28, 2008, and that certain Amendment No. 2 to the Rights Agreement, dated effective as of October 23, 2012, the “Rights Agreement”).  Effective November 2, 2015, the Company entered into Amendment No. 3 to the Rights Agreement (“Amendment No. 3”) with Computershare Trust Company, N.A. (as successor Rights Agent), a copy of which is filed as Exhibit 4.01 to this Form 8-K and is incorporated herein by reference.

Among other things, Amendment No. 3 amends a portion of the definition of “Exempt Person” to mean William E. Greehey (“Greehey”), unless he becomes the beneficial owner of any Company Securities (as defined in the Rights Agreement) other than (a) such number of units representing limited liability company interests in the Company (“Units”) which shall be less than 20% of the Units then outstanding (the “Greehey Direct Units”) plus (b) such number of additional Units owned by WLG Holdings, LLC (“WLG”), a Texas limited liability company (the “Additional Units”), which, together with the Greehey Direct Units, shall be less than 25% of the Units then outstanding; provided, that the Additional Units shall be subject to a Conditional Irrevocable Proxy (the “Proxy”) by WLG. In addition, Amendment No. 3 provides that a purchaser, assignee or transferee of Units or interests in WLG from an Exempt Person shall not thereby become an Exempt Person, except that a transferee from the estate of an Exempt Person who receives Units or interests in WLG as a bequest or inheritance from an Exempt Person shall be an Exempt Person so long as such person continues to be the beneficial owner of 15% or more of the then outstanding Units, and, in the case of interests in WLG, the Proxy remains in full force and effect.

Item 3.03    Material Modifications to Rights of Security Holders.

Item 1.01 of the Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Exhibit

Exhibit 4.01	Amendment No. 3 to Rights Agreement of NuStar GP Holdings, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR GP HOLDINGS, LLC

Date: November 4, 2015	By:	/s/ Amy L. Perry
	Name:	Amy L. Perry
	Title:	Senior Vice President, General Counsel - Corporate & Commercial Law and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

Exhibit 4.01	Amendment No. 3 to Rights Agreement of NuStar GP Holdings, LLC.

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